UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2008

_________________________________________________________________________________
SulphCo, Inc.
_________________________________________________________________________________
(Exact name of registrant as specified in charter)

Nevada	001-32636	88-0224817
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 W. Sam Houston Pkwy N., Suite 190
Houston, Texas  77043
(Address of principal executive offices)  (Zip Code)

(713) 896-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

Industrial Sonomechanics, LLC (“ISM”) and SulphCo, Inc. (the “Company”) are parties to that certain License Agreement, dated as of November 9, 2007 (the “Agreement”), whereby ISM granted the Company a world-wide, exclusive license to utilize certain ISM technology. The initial term of the Agreement was for a period of one year with an option for the Company to extend the Agreement for the remaining patent life of the related ISM technology.

On November 7, 2008, the Company provided notice to ISM to extend the Agreement. In conjunction with the extension of the Agreement, the Company agreed to issue 50,000 restricted shares of the Company’s common stock. All other terms of the Agreement remain unchanged.

A copy of the Agreement was filed with the Securities and Exchange Commission as an exhibit to the Form S-3 filed on January 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SulphCo, Inc.

Dated as of: November 13, 2008	By:	/s/ Stanley W. Farmer
Name: Stanley W. Farmer Title: Vice President and Chief Financial Officer